Exhibit 99.A

DAVENPORT FIELD UNIT LLC

FINANCIAL STATEMENTS
AND
INDEPENDENT AUDITOR'S REPORT

MARCH 31, 2004 AND 2003

INDEPENDENT AUDITOR'S REPORT

To the Members
Davenport Field Unit LLC
Fort Worth, Texas

We have audited the accompanying balance sheets of Davenport Field Unit LLC as of March 31, 2004 and 2003, and the related statements of operations and member's equity, and cash flows for each of the years then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Davenport Field Unit LLC as of March 31, 2004 and 2003, and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

"Hein & Associates LLP"

Hein & Associates LLP
Dallas, Texas
May 26, 2004

DAVENPORT FIELD UNIT LLC

BALANCE SHEETS

ASSETS

	MARCH 31,
	2004	2003
CURRENT ASSETS:
Cash	$77	$77
Receivable from Cano Energy Company	4,000	-
Total current assets	4,077	77

OIL AND GAS PROPERTIES, successfulefforts method
Leasehold costs	689,447	617,000
Equipment	63,025	55,000
	752,472	672,000
Less: accumulated depletion	(48,467)	(27,723)
Net oil and gas properties	704,005	644,277

Total assets	$708,802	$644,354

LIABILITIES AND MEMBER'S EQUITY

CURRENT LIABILITIES:
Payable to Vaca Operating Company	$67,051	$1,890
Notes payable – Bluebonnet Resources Corporation	377,269	590,000
Total current liabilities	444,320	591,890

LONG-TERM LIABILITIES -
Asset retirement obligations	82,197	-

COMMITMENTS AND CONTINGENCIES(Notes 3 and 5)

MEMBER'S EQUITY:
Contributions	388,817	82,100
Retained earnings	(207,252)	(29,636)
Total member's equity	181,565	52,464

Total liabilities and member'sequity	$708,082	$644,354

See accompanying notes to these financial statements.

DAVENPORT FIELD UNIT LLC

STATEMENTS OF OPERATIONS AND MEMBER'S EQUITY

	TWELVE MONTHS ENDED
	MARCH 31,
	2004	2003

OIL SALES	$93,849	$111,535

EXPENSES:
Lease operating expenses	184,010	113,425
Accretion of asset retirement obligations	7,821	-
Depletion	20,118	27,723
Interest and other	51,961	23
Total expenses	263,910	141,171

NET LOSS BEFORE CUMULATIVE EFFECT OF CHANGE
IN ACCOUNTING PRINCIPLE	(170,061)	(29,636)

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
PRINCIPLE	(7,555)	-

Net loss	$(177,616)	$(29,636)

MEMBER'S EQUITY, beginning of period	$52,464	$-
Contributions	306,717	82,100
MEMBER'S EQUITY, end of period	$181,565	$52,464

See accompanying notes to these financial statements.

DAVENPORT FIELD UNIT LLC

STATEMENTS OF CASH FLOWS

	TWELVE MONTHS ENDED
	MARCH 31,
	2004	2003

CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(177,616)	$(29,636)
Adjustments needed to reconcile net cash flow used in operations:
Accretion of asset retirement obligation	7,821
Depletion	20,118	27,723
Cumulative effect of change in accounting principle	7,555

Changes in assets and liabilities relating to operations:
Accounts receivable	(4,000)
Accounts payable	65,161	1,890
Interest payable	17,269
Net cash used in operations	(63,692)	(23)

CASH FLOW FROM INVESTING ACTIVITIES -
Acquisition of properties	(13,025)	(22,000)

CASH FLOW FROM FINANCING ACTIVITIES:
Notes payable repayments	(230,000)	(60,000)
Member's contributions	306,717	82,100
Net cash provided by financing activities	76,717	22,100

NET INCREASE IN CASH AND CASH EQUIVALENTS	-	77

CASH AND CASH EQUIVALENTS, beginning of period	77	-

CASH AND CASH EQUIVALENTS, end of period	$77	$77

NON-CASH TRANSACTION:
Acquisition of property for notes payable	$-	$650,000

CASH PAID FOR INTEREST	$34,692	$-

See accompanying notes to these financial statements.

DAVENPORT FIELD UNIT LLC

NOTES TO FINANCIAL STATEMENTS

1.

ORGANIZATION

Davenport Field Unit LLC ("Davenport") is a privately held, single member limited liability corporation organized in Texas. Davenport's only member and managing member is Cano Energy Corporation ("Cano"). Davenport is engaged in the acquisition, development, operation, and exploration of oil and natural gas properties located in Oklahoma. Davenport is currently contemplating a merger with Huron Ventures, Inc. If the merger is successful, the surviving entity is expected to become a publicly traded company.

Summary of Significant Accounting Policies

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and include the accounts of Davenport. In preparing the accompanying financial statements, management has made certain estimates and assumptions that affect reported amounts in the financial statements and disclosures of contingencies. Actual results may differ from those estimates. Significant assumptions are required in the valuation of proved oil & gas reserves, which may affect the amount at which oil & gas properties are recorded. It is at least reasonably possible these estimates could be revised in the near term, and these revisions could be material.

Oil and Gas Properties and Equipment

We follow the successful efforts method of accounting, capitalizing costs of successful exploratory wells and expensing costs of unsuccessful exploratory wells. Exploratory geological and geophysical costs are expensed as incurred. All developmental costs are capitalized. We generally pursue acquisition and development of proved reserves as opposed to exploration activities. A significant portion of the property costs reflected in the accompanying balance sheets are from the acquisition of producing properties from another oil and gas company. Davenport had capitalized costs for its oil and gas properties of $752,472 at March 31, 2004 and $672,000 at March 31, 2003.

Depreciation, depletion and amortization of producing properties is computed on the units-of-production method based on estimated proved oil and gas reserves. Repairs and maintenance are expensed, while renewals and betterments are generally capitalized.

If conditions indicate that long-term assets may be impaired, the carrying value of property is compared to management's future estimated pre-tax cash flow from the properties. If impairment is necessary, the asset carrying value is written down to fair value. Cash flow pricing estimates are based on existing proved reserve and production information and pricing assumptions that management believes are reasonable. Impairment of individually significant undeveloped properties is assessed on a property-by-property basis, and impairment of other undeveloped properties is assessed and amortized on an aggregate basis.

Asset Retirement Obligation

Effective April 1, 2003, we adopted Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 provides that, if the fair value for asset retirement obligation can be reasonably estimated, the liability should be recognized in the period when it is incurred. Oil and gas producing companies incur this liability upon acquiring or drilling a well. Under the method prescribed by SFAS No. 143, the retirement obligation is recorded as a liability at its estimated present value at the asset's inception, with an offsetting increase to producing properties on the balance sheet. Periodic accretion of discount of the estimated liability is recorded as an expense in the income statement.

DAVENPORT FIELD UNIT LLC

NOTES TO FINANCIAL STATEMENTS

Cash and Cash Equivalents

Cash equivalents are considered to be all highly liquid investments having an original maturity of three months or less.

Revenue Recognition

Oil revenues are recognized when Davenport's share of oil production is sold. The oil production is purchased by a single, independent crude oil purchaser. We believe that alternative purchasers are available, if necessary, to purchase production at prices substantially similar to those received from our current purchaser.

Income Taxes

Davenport is a limited liability company for tax purposes, and thus does not incur income taxes. Instead, its earnings and losses are included in the separate tax return of its member. These financial statements, therefore, do not reflect a provision for income taxes.

Liquidity

As reflected in the accompanying financial statements, Davenport has incurred a net loss in the last two years and has negative working capital. Cano has historically provided working capital to fund operations through contributions, and intends to continue to do so as necessary.

2.	RELATED PARTY TRANSACTIONS

Vaca Operating Company ("Vaca") is an affiliated company of Davenport, which is responsible for the operations of the Davenport producing properties. As of March 31, 2004 and 2003, Vaca was owed $67,051 and $1,890, respectively, resulting from production operations.

As of March 31, 2004, current amounts due from Cano totaled $4,000. All equity contributions to date were made by Cano. Additionally, $150,000 of Cano's contributions to Davenport were funded with investor notes payable by Cano to such investors. As part of those notes, these investors were granted a 1/8 th override royalty interest in Davenport's producing properties, and the notes require that Cano repay them in full in the event that the Davenport properties are sold to an unrelated entity. Davenport's properties are not specifically designated as collateral for these notes, and based on the terms, repayment of these notes is the sole responsibility of Cano.

3.	NOTES PAYABLE

In May 2002, Davenport purchased its oil and gas properties from Bluebonnet Resources in exchange for a $650,000 note payable. Interest is due monthly at a rate of 10% , with all principal and unpaid interest due at maturity in May 2004. All payments to date have been made by Cano on Davenport's behalf. At March 31, 2004 and 2003, the unpaid balance was $377,269 and $590,000, respectively.

4.	ASSET RETIREMENT OBLIGATION

Effective October 1, 2002, we adopted SFAS No. 143, Accounting for Asset Retirement Obligations. Our asset retirement obligation primarily represents the estimated present value of the amount we will incur to plug, abandon and remediate our producing properties at the end of their productive lives, in accordance

DAVENPORT FIELD UNIT LLC

NOTES TO FINANCIAL STATEMENTS

with applicable state laws. We determine our asset retirement obligation by calculating the present value of estimated cash flows related to the liability. As of the April 1, 2003, adoption date of SFAS 143, we recorded a long-term liability for asset retirement obligation of $74,376, an increase in property cost of $67,447, an increase to accumulated depletion of $626 and a cumulative effect of accounting change of $7,555.

The following is a reconciliation of the asset retirement obligation for the period ended March 31, 2004:

Asset retirement obligation, April 1, 2003	$74,376
Liabilities incurred during the period	-
Liabilities settled during the period	-
Accretion of discount	7,821
Asset retirement obligation, March 31, 2004	$82,197

Because we acquired the oil and gas properties related to the asset retirement obligations in April 2002, there would have been no asset retirement obligation at April 1, 2002, if we had adopted SFAS No. 143 as of that date. The estimated pro forma effect of adoption on 2004 and 2003 net income and earnings per share is not material.

5.	COMMITMENTS AND CONTINGENCIES

Litigation

Occasionally, we are involved in various lawsuits and certain governmental proceedings arising in the ordinary course of business. Our management and legal counsel do not believe that the ultimate resolution of such matters, will have a material effect on our financial position or results of operations, although an unfavorable outcome could have a material adverse effect on the operations of a given interim period or year.

Other

To date, our expenditures to comply with environmental or safety regulations have not been significant and are not expected to be significant in the future. However, new regulations, enforcement policies, claims for damages or other events could result in significant future costs.

6.	S UPPLEMENTARY FINANCIAL INFORMATION FOR OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

All of our operations are directly related to oil and gas producing activities located in the Oklahoma.

Proved Reserves

Our proved oil and gas reserves have been estimated by independent petroleum engineers. Proved reserves are the estimated quantities that geologic and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are the quantities expected to be recovered through existing wells with existing equipment and operating methods. Due to the inherent uncertainties and the limited nature of reservoir data, such estimates are subject to change as additional information becomes available. The reserves actually recovered and the timing of production of these reserves may be substantially different from the original estimate. Revisions result primarily from new information obtained from development

DAVENPORT FIELD UNIT LLC

NOTES TO FINANCIAL STATEMENTS

drilling and production historyand from changes in economic factors. The reserve information is as  follows:

Oil (Barrels)
Reserves at April 1, 2002	76,600
Production	(3,100)
Reserves at March 31, 2003	73,500
Production	(2,200)
71,300

Standardized Measure

The standardized measure of discounted future net cash flows ("standardized measure") and changes in such cash flows are prepared using assumptions required by the Financial Accounting Standards Board. Such assumptions include the use of year-end prices for oil and gas and year-end costs for estimated future development and production expenditures to produce year-end estimated proved reserves. Year-end prices are not adjusted for the effect of hedge derivatives. Discounted future net cash flows are calculated using a 10% rate.

As of March 31, 2004, estimated well abandonment costs, net of salvage, are deducted from the standardized measure using year-end costs. Such abandonment costs are recorded as a liability on the consolidated balance sheet, using estimated values of the projected abandonment date and discounted using a risk-adjusted rate at the time the well is drilled or acquired.

The standardized measure does not represent management's estimate of our future cash flows or the value of proved oil and gas reserves. Probable and possible reserves, which may become proved in the future, are excluded from the calculations. Furthermore, year-end prices used to determine the standardized measure of discounted cash flows, are influenced by seasonal demand and other factors and may not be the most representative in estimating future revenues or reserve data.

Price and cost revisions are primarily the net result of changes in year-end prices, based on beginning of year reserve estimates. Quantity estimate revisions are primarily the result of the extended economic life of proved reserves and proved undeveloped reserve additions attributable to increased development activity.

The average realized oil prices for the twelve months ended March 31, 2004 and 2003 were $30.23 and $26.07, respectively. The standardized measure of discounted estimated future net cash flows related to proved oil reserves at March 31, 2004 and 2003 is as follows:

	2004	2003

Future cash inflows	$2,283,000	$2,377,000
Future production and development costs	1,224,000	1,408,000
Future net cash flows, before income tax	1,059,000	969,000
Future income taxes	-	-
Future net cash flows	1,059,000	969,000
10% annual discount	(533,000)	(503,000)
Standardized measure of discounted net cash flows	$526,000	$466,000

DAVENPORT FIELD UNIT LLC

NOTES TO FINANCIAL STATEMENTS

The primary changes in the standardized measure of discounted estimated future net cash flows for the years ended March 31, 2004 and 2003, were as follows:

	2004	2003

Beginning of year	$466,000	$162,000
Sales of oil produced, net of production costs	(121,000)	(38,000)
Effect of change in prices	45,000	290,000
Accretion of estimates and other	46,000	16,000
Revisions of estimates and other	90,000	36,000
End of year	$526,000	$466,000

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